FOR IMMEDIATE RELEASE              FOR FURTHER INFORMATION CONTACT:
---------------------              --------------------------------
January 18, 2006                   Vito S. Pantilione, President and CEO
                                   Ernest D. Huggard, Senior Vice President, CFO
                                   (856) 256-2500

Parke Bancorp, Inc. Reports Record Income of $3.5 million

Washington Township, New Jersey - Parke Bancorp, Inc. (Nasdaq: PKBK), the bank holding company for Parke Bank, today announced record earnings of $3,494,421 or $1.32 fully diluted earnings per share for the year ended December 31, 2005, as compared to net income of $2,721,758 or $1.05 per share for the year ended December 31, 2004. This $772,663 or 28.4% increase in net income is partially attributable to an increase in net interest income of $2,632,244 or 32.8% to $10,652,089 for the year ended December 31, 2005.

         Net income of $968,988, or $0.36 diluted income per share, for the three months ended December 31, 2005 compared to net income of $674,520, or $0.25 diluted income per share, for the same period last year. This represents a 43.7% increase in net income, which is largely attributable to an increase in net interest income to $3,005,767 for the three months ended December 31, 2005 compared to $2,158,757 for the three-months ended December 31, 2004.

         Total assets grew by $73,471,881, or 32.7%, to $297,810,444 at December 31, 2005 compared to $224,338,563 at December 31, 2004. This increase was primarily due to loan growth of $70,428,098, or 37.3%, to $259,035,088 at December 31, 2005 compared to $188,606,990 at December 31, 2004.

         Funding of our loan growth was supported by deposits increasing by $52,471,297, or 29.2%, to $232,056,308 at December 31, 2005, from $179,585,011 at December 31, 2004. Borrowings augmented funding by increasing by $15,881,134, or 76.5%, to $35,966,860 at December 31, 2005, from $20,378,726 at December 31,
2004. During the year, pooled trust preferred securities were issued in the amount of $10,000,000, enhancing our capital position for asset expansion.

         Interest income increased $5,570,256, or 47.3%, to $17,336,044 for the year ended December 31, 2005, compared to interest income of $11,765,788 for the same twelve months in 2004. Interest expense increased $2,937,822, or 78.4%, to $6,683,955 for the year ended December 31, 2005, compared to $3,746.133 for the period in 2004 due to continued deposit and borrowing growth coupled with an increase in interest rates.

         Non-interest income increased $35,381, or 4.1%, to $896,367 for the year ended December 31, 2005, from $860,986 for year ended December 31, 2004. The increase is primarily attributable to loan fees.

         Non-interest expense increased $954,770, or 26.6%, to $4,544,229 for the year ended December 31, 2005, from $3,589,459 for the same period in 2004. The increase is primarily attributable to the costs associated with the holding company reorganization.

         Parke Bancorp, Inc. is a bank holding company for Parke Bank which is a New Jersey-chartered commercial bank headquartered at 601 Delsea Drive, Washington Township, New Jersey, with additional branches in Northfield, New Jersey, and Washington Township. In addition, the Bank operates a loan production office in Philadelphia, Pennsylvania which is in the process of converting to a full service branch office.

         Parke Bancorp, Inc. was incorporated in January 2005. It commenced operations on June 1, 2005 with the acquisition of Parke Bank. Comparisons to 2004 year-end and interim period financial data relate to the financial condition and results of operations of Parke Bank. Parke Bancorp maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey. It conducts its bank business through branch offices located in Northfield, New Jersey and two branch offices located in Washington Township, New Jersey. In addition, the bank opened a loan production office in Philadelphia in February 2004. Parke Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small to mid-sized businesses in Gloucester, Atlantic and Cape May Counties in New Jersey and the Philadelphia area in Pennsylvania. Parke Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). Parke Bancorp's common stock is traded on the Nasdaq Stock Market under the symbol "PKBK."

SELECTED FINANCIAL CONDITION DATA

--------------------------------------------------------------------------------
                                       December         December       Change
--------------------------------------------------------------------------------
                                         2005             2004           %
--------------------------------------------------------------------------------
                                    (in thousands)    (in thousands)
--------------------------------------------------------------------------------
Total assets                            297,810           224,339       32.7%
--------------------------------------------------------------------------------
Cash and cash equivalents                 4,380             1,802      143.1%
--------------------------------------------------------------------------------
Investment securities                    24,429            24,590      (0.7)%
--------------------------------------------------------------------------------
Loans receivable, net                   255,461           185,986       37.3%
--------------------------------------------------------------------------------
Deposits                                232,056           179,585       29.2%
--------------------------------------------------------------------------------
Other borrowings                         35,967            20,379       76.5%
--------------------------------------------------------------------------------
Stockholders' equity                     27,193            22,829       19.1%
--------------------------------------------------------------------------------

SELECTED FINANCIAL RATIOS

--------------------------------------------------------------------------------
        Twelve months ended            December         December
--------------------------------------------------------------------------------
                                         2005             2004
--------------------------------------------------------------------------------
                                    (in thousands)    (in thousands)
--------------------------------------------------------------------------------
Return on average assets                1.35%             1.45%
--------------------------------------------------------------------------------
Return on average equity               13.91%            13.24%
--------------------------------------------------------------------------------
Interest rate spread                    4.16%             4.20%
--------------------------------------------------------------------------------
Net interest rate margin                4.34%             4.60%
--------------------------------------------------------------------------------
Efficiency ratio                       39.40%            40.40%
----------------------------------------------------------------------------

SELECTED OPERATIONS DATA

--------------------------------------------------------------------------------
        Twelve months ended            December         December        Change
--------------------------------------------------------------------------------
                                         2005             2004             %
--------------------------------------------------------------------------------
                                    (in thousands)    (in thousands)
--------------------------------------------------------------------------------
Interest and dividend income            17,336           11,766           47.3%
--------------------------------------------------------------------------------
Interest expense                         6,684            3,746           78.4%
--------------------------------------------------------------------------------
   Net interest income                  10,652            8,020           32.8%
--------------------------------------------------------------------------------
Provision for loan losses                1,180              825           43.0%
--------------------------------------------------------------------------------
Net interest income after
   provision for loan losses             9,472            7,194           31.7%
--------------------------------------------------------------------------------
Non-interest income                        896              861            4.1%
--------------------------------------------------------------------------------
Non-interest expense                     4,544            3,589           26.6%
--------------------------------------------------------------------------------
Income before income taxes               5,824            4,466           30.4%
--------------------------------------------------------------------------------
Provision for income taxes               2,330            1,744           33.6%
--------------------------------------------------------------------------------
Net income                               3,494            2,722           28.4%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Basic income per share                    1.55             1.26           23.0%
--------------------------------------------------------------------------------
Diluted income per share                  1.32             1.05           25.7%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Weighted shares - basic                  2,254            2,152
--------------------------------------------------------------------------------
Weighted shares - diluted                2,647            2,599
--------------------------------------------------------------------------------

ASSET QUALITY DATA

--------------------------------------------------------------------------------
                                       December         December
--------------------------------------------------------------------------------
                                         2005             2004
--------------------------------------------------------------------------------
                                    (in thousands)    (in thousands)
--------------------------------------------------------------------------------
Allowance for loan losses                3,574            2,621
--------------------------------------------------------------------------------
Percentage of allowance for
   loan losses of total loans             1.38%            1.39%
--------------------------------------------------------------------------------
Non-accrual loans                        1,935              241
--------------------------------------------------------------------------------
Real estate owned                         None             None
--------------------------------------------------------------------------------

         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Parke Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward- looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.